Exhibit 10(a)3






                                SOUTHERN COMPANY
                       SENIOR EXECUTIVE CHANGE IN CONTROL
                                 SEVERANCE PLAN









                              Troutman Sanders LLP
                        Bank of America Plaza, Suite 5200
                           600 Peachtree Street, N.E.
                             Atlanta, Georgia 30308




                              Effective May 1, 2003


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                                SOUTHERN COMPANY
                       SENIOR EXECUTIVE CHANGE IN CONTROL
                                 SEVERANCE PLAN

ARTICLE I                                   - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption of Plan. Southern Company Services, Inc. hereby adopts this Southern Company Senior Executive Change in Control Severance Plan. This Plan is originally effective May 1, 2003. The Plan shall be an unfunded "top hat" plan designed to provide certain severance benefits to a select group of management or highly compensated employees, to be paid solely from the general assets of the respective Employing Companies.

         1.2 Purpose. The Plan is primarily designed to provide benefits to certain key executive employees of the Employing Companies, whose employment is terminated subsequent to a change in control of Southern or their respective Employing Company.

ARTICLE II                                                  - DEFINITIONS

         2.1 "Annual Compensation" shall mean a Participant's highest annual base salary rate for the twelve (12) month period immediately preceding the date of the Change in Control plus target bonus.

         2.2 "Beneficial Ownership" shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         2.3 "Board of Directors" shall mean the board of directors of the Company.

         2.4 "Business Combination" shall mean a reorganization, merger or consolidation of Southern or sale or other disposition of all or substantially all of the assets of Southern.

         2.5 "Change in Control" shall mean,

                  (a) with respect to Southern, the occurrence of any of the following:

                           (i) The Consummation of an acquisition by any Person
                  of Beneficial Ownership of 20% or more of Southern's Voting Securities; provided, however, that for purposes of this
                  Section 2.5(a)(i), the following acquisitions of Southern's Voting Securities shall not constitute a Change in Control:

                                    (A) any acquisition directly from Southern;

                                    (B) any acquisition by Southern;

                                    (C) any acquisition by any employee benefit
                           plan (or related trust) sponsored or maintained by Southern or any Southern Subsidiary;

                                    (D) any acquisition by a qualified pension
                           plan or publicly held mutual fund;

                                    (E) any acquisition by an employee of
                           Southern or its subsidiary or affiliate, or Group composed exclusively of such employees; or

                                    (F) any Business Combination which would not
                           otherwise constitute a Change in Control because of the application of clauses (A), (B) and (C) of
                           Section 2.5(a)(iii).

                           (ii) A change in the composition of the Southern
                  Board whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Southern Board; or

                           (iii) Consummation of a Business Combination, unless,
                  following such Business Combination, all of the following three conditions are met:

                                    (A) all or substantially all of the
                           individuals and entities who held Beneficial
                           Ownership, respectively, of Southern's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern's Voting Securities or all or substantially all of Southern's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern's Voting Securities;

                                    (B) no Person (excluding any corporation
                           resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of Employees or employee benefit plan (or related trust) of Southern, any Southern Subsidiary or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

                                    (C) at least a majority of the members of
                           the board of directors of Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination.

                  (b) with respect to an Employing Company, the occurrence of any of the following:

                           (i) The Consummation of an acquisition by any Person
                  of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of an Employing Company; provided, however, that for purposes of this Section 2.5(b)(i), any acquisition by an employee of Southern or its subsidiary or affiliate, or Group composed entirely of such employees, any qualified pension plan, any publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern or any Southern Subsidiary shall not constitute a Change in Control;

                           (ii) The Consummation of a reorganization, merger or
                  consolidation of an Employing Company (an "Employing Company Business Combination"), in each case, unless, following such Employing Company Business Combination, Southern or a Southern Subsidiary Controls the corporation surviving or resulting from such Employing Company Business Combination; or

                           (iii) The Consummation of the sale or other
                  disposition of all or substantially all of the assets of an Employing Company to an entity which Southern or a Southern Subsidiary does not Control. Notwithstanding the foregoing, in no event shall "Change in Control" mean an initial public offering or a spin-off of an Employing Company.

         2.6 "COBRA Coverage" shall mean any continuation coverage to which a Participant or his dependents may be entitled pursuant to Code Section 4980B.

         2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.8 "Company" shall mean Southern Company Services, Inc., its successors and assigns.

         2.9 "Compensation Committee" shall mean the Compensation and Management Succession Committee of the Southern Board.

         2.10 "Consummation" shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or governmental agencies.

         2.11 "Control" shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         2.12 "Effective Date" shall mean the date of execution hereof.

         2.13 "Employee" shall mean the (a) Chief Executive Officer of Southern,
(b) Chief Financial Officer of Southern, (c) General Counsel of Southern, (d) External Affairs Executive Vice President of Southern, (e) Chief Production Officer of Southern, (f) Chief Executive Officer of Alabama Power Company, (g) Chief Executive Officer of Georgia Power Company, (h) Chief Executive Officer of Gulf Power Company, (i) Chief Executive Officer of Mississippi Power Company,
(j) Chief Executive Officer of Southern Communications Services, Inc., (k) Chief Executive Officer of Savannah Electric and Power Company, (l) Chief Executive Officer of Southern Nuclear Operating Company, Inc., (m) Chief Executive Officer of Southern Company Generation and Energy Marketing, (n) Executive Vice President of Southern Nuclear Operating Company, Inc., and (o) any other employee that the Compensation Committee has designated as eligible to participate in the Plan based upon the recommendation of the Chief Executive Officer of Southern; provided, however, that no employee shall participate in the Plan (x) if the Compensation Committee has designated the employee as ineligible to participate in the Plan based upon the recommendation of the Chief Executive Officer of Southern; or (y) if, prior to a change in control, the employee has entered into a change in control agreement. The Compensation Committee may deem one or more Employees (as defined in this Section 2.13 except not employed by an Employing Company) of a particular Southern Subsidiary, or corporation or entity Controlled by a Southern Subsidiary, to be employed by an Employing Company for certain purposes under this Plan. Such action shall be in writing and shall cause such an Employee to only be entitled to benefits under this Plan in the event of a Change in Control of his deemed Employing Company, and not his actual employing company. An Employee shall immediately cease to be an Employee who is eligible under the Plan upon his transfer from one of the named positions set forth above or from a position designated under subsection
(15) above unless the Compensation Committee has designated (upon the recommendation of the Chief Executive Officer of Southern) the Employee as eligible under his new position.

         2.14 "Employee Outplacement Program" shall mean the program established by the Employing Company from time to time for the purpose of assisting Participants covered by the Plan in finding employment outside of the Employing Company which provides for the following services:

                  (a) self assessment, career decision and goal setting; (b) job market research and job sources; (c) networking and interviewing skills; (d) planning and implementation strategy; (e) resume writing, job hunting methods and salary negotiation; and (f) office support and job search resources.

         2.15 "Employing Company" shall mean the Company, or any other corporation or other entity controlled by Southern, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The term "Employing Company" shall also mean any corporation or entity Controlled by a Southern Subsidiary which the Compensation Committee has determined to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The participation of Southern Company Gas, LLC in the Plan as an Employing Company shall be limited to Support Employees.

         2.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.17 "Good Reason" shall mean, without an Employee's express written consent, after written notice to his Employing Company, and after a thirty (30) day opportunity for the Employee's Employing Company to cure, the continuing occurrence of any of the following events:

                  (a) Inconsistent Duties. A meaningful and detrimental alteration in the Employee's position or in the nature or status of his responsibilities from those in effect immediately prior to the Change in Control;

                  (b) Reduced Salary. A reduction of five percent (5%) or more by the Employing Company in either of the following: (i) the Employee's annual base salary rate as in effect immediately prior to the Change In Control ("Base Salary") (except for a less than ten percent (10%), across-the-board Base Salary reduction similarly affecting at least ninety-five percent (95%) of all Executive Employees of the Employing Company); or (ii) the sum of the Employee's Base Salary plus target bonus under his Employing Company's short term bonus plan (the PPP under the Omnibus Plan), as in effect immediately prior to the Change in Control (except for a less than ten percent (10%), across-the-board reduction of Base Salary plus target bonus under such short term plan similarly affecting at least ninety-five percent (95%) of all Executive Employees of the Employing Company);

                  (c) Pension and Compensation Plans. The failure by the Employing Company to continue in effect any "pension plan or arrangement" or any "compensation plan or agreement" in which an Employee participates as of the date of the Change in Control or the elimination of the Employee's participation in any such plan, (except for across-the-board plan changes or terminations similarly affecting at least ninety-five percent (95%) of all Executive Employees of the Employing Company). For purposes of this Section 2.17(c), a "pension plan or agreement" shall mean any written arrangement executed by an authorized officer of the Employing Company which provides for payments upon retirement. For purposes of this Section 2.17(c), the "compensation plan or agreement" shall mean any written arrangement executed by an authorized officer of the Employing Company which provides for periodic, non-discretionary compensatory payments to employees in the nature of bonuses.

                  (d) Relocation. A change in an Employee's work location to a location more than fifty (50) miles from the facility where the Employee was located at the time of the Change in Control, unless such new work location is within fifty (50) miles from the Employee's principal place of residence at the time of the Change in Control. The acceptance, if any, by an Employee of employment by an Employing Company at a work location which is outside the fifty mile radius set forth in this Section 2.17(d) shall not be a waiver of the Employee's right to refuse subsequent transfer by an Employing Company to a location which is more than fifty (50) miles from the Employee's principal place of residence at the time of the Change in Control, and such subsequent, unconsented transfer shall be "Good Reason" under this Agreement; or

                  (e) Benefits and Perquisites. The taking of any action by the Employing Company that would directly or indirectly materially reduce the benefits enjoyed by an Employee under the Employing Company's retirement, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which the Employee was participating immediately prior to the Change in Control, or the failure by the Employing Company to provide an Employee with the number of paid vacation days or, if applicable, paid time off days to which the Employee is entitled on the basis of years of service with the Employing Company in accordance with the Employing Company's normal vacation policy or, the paid time off program (whichever applicable) in effect immediately prior to the Change in Control (except for across-the-board vacation policy or paid time off program changes or policy or program terminations similarly affecting at least ninety-five percent (95%) of all Executive Employees of the Employing Company).

                  (f) For purposes of this Section 2.17, the term "Executive Employee" shall mean those employees of an Employing Company of Grade Level 10 or above whether or not they participate in the Plan.

         2.18 "Group" shall have the meaning set forth in Section 14(d) of the Exchange Act.

         2.19 "Group Health Plan" shall mean the group health plan covering the Participant, as such plan may be amended from time to time.

         2.20 "Group Life Insurance Plan" shall mean the group life insurance program covering the Participant, as such plan may be amended from time to time.

         2.21 "Incumbent Board" shall mean those individuals who constitute the Southern Board as of October 19, 1998 plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern's shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern Board subsequent to the Effective Date whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern Board shall be a member of the Incumbent Board.

         2.22 "Month of Service" shall mean any calendar month during which a Participant has worked at least one (1) hour or was on approved leave of absence while in the employ of an Employing Company or any other Southern Subsidiary.

         2.23 "Omnibus Plan" shall mean the Southern Company Omnibus Incentive Compensation Plan, and the Design and Administrative Specifications duly adopted thereunder, as in effect on the day before the date of a Change in Control, as may be amended from time to time.

         2.24 "Participant" shall mean an Employee who meets the eligibility requirements of Section 3.1 of this Plan.

         2.25 "Pension Plan" shall mean The Southern Company Pension Plan or any successor thereto, as such plans may be amended from time to time.

         2.26 "Performance Dividend Program" or "PDP" shall mean the Performance Dividend Program under the Omnibus Plan or any replacement thereto, as such plans may be amended from time to time.

         2.27 "Performance Pay Program" or "PPP" shall mean the Performance Pay Program under the Omnibus Plan or any replacement thereto, as such plans may be amended from time to time.

         2.28 "Person" shall mean any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of Exchange Act.

         2.29 "Plan" shall mean the Southern Company Senior Executive Change in Control Severance Plan.

         2.30 "Preliminary Change in Control" shall mean the occurrence of any of the following as determined by the Southern Committee.

                  (a) Southern or an Employing Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Change in Control;

                  (b) Southern, an Employing Company or any Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Change of Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;

                  (c) Any Person achieves the Beneficial Ownership of fifteen percent (15%) or more of the Common Stock; or (d) The Southern Board or the board of directors of an Employing Company has declared that a Preliminary Change of Control has occurred.

         2.31 "Southern" shall mean The Southern Company, its successors and assigns.

         2.32 "Southern Board" shall mean the board of directors of Southern.

         2.33 "Southern Committee" shall mean the committee comprised of the Chairman of the Southern Board, Chief Financial Officer of Southern, General Counsel of Southern and the Chairman of the Administrative Committee (as defined in the Southern Company Change in Control Benefit Plan Determination Policy).

         2.34 "Southern Subsidiary" shall mean any corporation or other entity Controlled by Southern or another Southern Subsidiary.

         2.35 "Support Employee" shall mean an Employee of the Company (which shall continue to be such Employee's Employing Company for purposes of this
Plan) who:

                  (a) Is involuntarily terminated without Cause within one year of the Change in Control of an Employing Company (other than the Company) and either (i) spent at least 40% of his working time performing services for such Employing Company at the time of the Change in Control and for the six months prior thereto, or (ii) is determined by the Compensation Committee to be involuntarily terminated without Cause as a result of such Change in Control; or

                  (b) Voluntarily terminates with Good Reason within one year of the Change in Control of an Employing Company (other than the Company) and spent at least 40% of his working time performing services for such Employing Company at the time of the Change in Control and for the six months prior thereto. For purposes of this Section 2.35(b) only, Good Reason shall not include the provisions of Section 2.17(a), entitled "Inconsistent Duties."

         2.36 "Termination for Cause" or "Cause" shall mean an Employee's termination of employment with his Employing Company upon the occurrence of any of the following:

                  (a) The willful and continued failure by the Employee to substantially perform his duties with his Employing Company (other than any such failure resulting from the Employee's Total Disability or from the Employee's retirement or any such actual or anticipated failure resulting from termination by the Employee for Good Reason) after a written demand for substantial performance is delivered to him by the Southern Board, which demand specifically identifies the manner in which the Southern Board believes that he has not substantially performed his duties; or

                  (b) The willful engaging by the Employee in conduct that is demonstrably and materially injurious to his Employing Company, monetarily or otherwise, including but not limited to any of the following:

                           (i) any willful act involving fraud or dishonesty in
                  the course of an Employee's employment by his Employing
                  Company;

                           (ii) the willful carrying out of any activity or the
                  making of any statement by an Employee which would materially prejudice or impair the good name and standing of his Employing Company, Southern or any other Southern Subsidiary or would bring his Employing Company, Southern or any other Southern Subsidiary into contempt, ridicule or would reasonably shock or offend any community in which his Employing Company, Southern or such other Southern Subsidiary is located;

                           (iii) attendance by an Employee at work in a state of
                  intoxication or otherwise being found in possession at his workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                           (iv) violation of his Employing Company's policies on
                  drug and alcohol usage, fitness for duty requirements or similar policies as may exist from time to time as adopted by the Employing Company's safety officer;

                           (v) assault or other act of violence by an Employee
                  against any person during the course of employment; or (vi) an Employee's indictment for any felony or any misdemeanor involving moral turpitude.

         No act or failure to act by an Employee shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of his Employing Company.

         Notwithstanding the foregoing, an Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of the majority of the Southern Board at a meeting called and held for such purpose (after reasonable notice to the Employee and an opportunity for him, together with counsel, to be heard before the Southern Board), finding that, in the good faith opinion of the Southern Board, the Employee was guilty of conduct set forth in
Section 2.36(a) or (b) hereof and specifying the particulars thereof in detail.

         2.37 "Termination Date" shall mean the date on which the Participant's employment with the Employing Company is terminated; provided, however, that solely for purposes of Section 3.2(c) hereof, the Termination Date of Participants who are deemed to be retired pursuant to the provisions of Section
3.3 hereof, shall be the effective date of their retirement pursuant to the terms of the Pension Plan.

         2.38 "Total Disability" shall mean total disability within the meaning of the Pension Plan.

         2.39 "Voting Securities" shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

         2.40 "Waiver and Release" shall mean the Waiver and Release attached hereto as Exhibit A.

         2.41 "Year of Service" shall mean an Employee's Months of Service divided by twelve (12) rounded to the nearest whole year, rounding up if the remaining number of months is seven (7) or greater and rounding down if the remaining number of months is less than seven (7). If an Employee has a break in his service with his Employing Company, he will receive credit under this Plan for the service prior to the break in service only if the break in service was less than five years and his service prior to the break exceeds the length of the break in service.

ARTICLE III                                             - SEVERANCE BENEFITS

         3.1 Eligibility.

                  (a) Employees. Except as otherwise provided herein, any Employee whose employment is involuntarily terminated by his Employing Company at any time during the two year period following a Change in Control of Southern or his Employing Company for reasons other than Cause or who shall voluntarily terminate his employment with his Employing Company for Good Reason at any time during the two year period following a Change in Control of Southern or his Employing Company, shall be entitled to participate in this Plan and receive the benefits described in Section 3.2 hereof, subject to the terms and conditions described in this Article 3.

                  (b) Deemed Employees. An Employee who is deemed to be employed by a different Employing Company than his actual Employing Company under Section 2.13 hereof, shall be entitled to participate in this Plan and receive the benefits described in Section 3.2 hereof in the same manner as other Employees under Section 3.1(a) hereof; provided, however, that such deemed Employee will be considered to be an Employee of the deemed Employing Company solely for purposes of determining whether a Change in Control has occurred. For all other purposes under this Plan, such deemed Employee's actual Employing Company shall be considered.

                  (c) Support Employees. A Support Employee shall be entitled to participate in this Plan and receive the benefits described in Section
         3.2 hereof, subject to the terms and conditions described in this
         Article 3.

                  (d) Limits on Eligibility. Notwithstanding anything to the contrary herein, an Employee or Support Employee shall not be eligible to receive benefits under this Plan if the Employee or Support
         Employee:

                           (i) is not actively at work on his Termination Date,
                  unless such Employee or Support Employee is capable of returning to work within twelve (12) weeks of the beginning of any leave of absence from work;

                           (ii) voluntarily terminates his employment with his
                  Employing Company for other than Good Reason;

                           (iii) is terminated by his Employing Company for
                  Cause;

                           (iv) accepts the transfer of his employment to
                  Southern, any Southern Subsidiary or any employer that acquires all or substantially all of the assets of Southern, a Southern Subsidiary or his Employing Company;

                           (v) refuses an offer of continued employment with his
                  Employing Company, Southern or a Southern Subsidiary, or any employer that acquires all or substantially all of the assets of Southern, a Southern Subsidiary or his Employing Company, under circumstances where such refusal would not amount to Good Reason for voluntary termination of employment and such employer agrees to adopt this Plan as it applies to such Participant; or

                           (vi) elects to receive the benefits of any other
                  voluntary or involuntary severance, separation or outplacement program, plan or agreement maintained by his Employing Company in lieu of benefits under this Plan; provided however, that the receipt of benefits under any retention plan or agreement shall not be deemed to be the receipt of benefits under any severance, separation or outplacement program for purposes of this Plan.

         3.2 Benefits. Upon the Employing Company's receipt of an effective Waiver and Release, Participants shall be entitled to receive the following benefits:

                  (a) Employee Outplacement Services. Each Participant shall be eligible to participate in the Employee Outplacement Program, which program shall not be less than six (6) months duration measured from the Participant's Termination Date.

                  (b) Severance Benefit. Participants shall be paid in cash an amount equal to three times the Participant's Annual Compensation (the "Severance Amount"). If any portion of the Severance Amount constitutes an "excess parachute payment" (as such term is defined under Code
         Section 280G ("Excess Parachute Payment")), the Employing Company shall pay to the Participant an additional amount calculated by determining the amount of tax under Code Section 4999 that he otherwise would have paid on any Excess Parachute Payment with respect to the Change in Control and dividing such amount by a decimal determined by adding the tax rate under Code Section 4999 ("Excise Tax"), the hospital insurance tax under Code Section 3101(b) ("HI Tax") and federal and state income tax measured at the highest marginal rates ("Income Tax") and subtracting such result from the number one (1) (the "280G Gross-up"); provided, however, that no 280G Gross-up shall be paid unless the Severance Amount plus all other "parachute payments" to the Participant under Code Section 280G exceeds three (3) times the Participant's "base amount" (as such term is defined under Code Section 280G ("Base Amount")) by ten percent (10%) or more; provided further, that if no 280G Gross-up is paid, the Severance Amount shall be capped at three
         (3) times the Participant's Base Amount, less all other "parachute payments" (as such term is defined under Code Section 280G) received by the Participant, less one dollar (the "Capped Amount"), if the Capped Amount, reduced by HI Tax and Income Tax, exceeds what otherwise would have been the Severance Amount, reduced by HI Tax, Income Tax and Excise Tax.

                  For purposes of this Section 3.2(b), whether any amount would constitute an Excess Parachute Payment and any other calculations of tax, e.g., Excise Tax, HI Tax, Income Tax, etc., or other amounts, e.g., Base Amount, Capped Amount, etc., shall be determined by the tax department of the independent public accounting firm then responsible for preparing Southern's consolidated federal income tax return, and such calculations or determinations shall be binding upon the Participants, Southern and the Employing Company.

                  (c) Welfare Benefit.

                           (i) Except as provided in Section 3.3 hereof, each
                  Participant shall be eligible to participate in the Employing Company's Group Health Plan for a period of six (6) months for each of the Participant's Years of Service, not to exceed a period of five (5) years, beginning on the first day of the first month following the Participant's Termination Date unless otherwise specifically provided under such plan, upon the Participant's payment of both the Employing Company's and the Participant's premium under such plan. A Participant who receives this extended medical coverage shall also be entitled to elect coverage under the Group Health Plan for his dependents who are participating in the Group Health Plan on the Participant's Termination Date (and for such other dependents as may be entitled to coverage under the provisions of the Health Insurance Portability and Accountability Act of
                  1996) for the duration of the Participant's extended medical coverage under this Section 3.2(c) to the extent such dependents remain eligible for dependent coverage under the terms of the Group Health Plan.

                           (ii) The extended medical coverage afforded to a
                  Participant pursuant to this Section 3.2(c) as well as the premiums to be paid by the Participant in connection with such coverage shall be determined in accordance with the terms of the Group Health Plan and shall be subject to any changes in the terms and conditions of the Group Health Plan as well as any future increases in premiums under the Group Health Plan. The premiums to be paid by the Participant in connection with this extended coverage shall be due on the first day of each month; provided, however, that if a Participant fails to pay his premium within thirty (30) days of its due date, such Participant's extended coverage shall be terminated.

                           (iii) Any Group Health Plan coverage provided under
                  this Section 3.2(c) shall be a part of and not in addition to any COBRA Coverage which a Participant or his dependent may elect. In the event that a Participant or his dependent becomes eligible to be covered, by virtue of re-employment or otherwise, by any employer-sponsored group health plan or is eligible for coverage under any government-sponsored health plan during the above period, coverage under the Employing Company's Group Health Plan available to the Participant or his dependent by virtue of the provisions of this Article 3 shall terminate, except as may otherwise be required by law, and shall not be renewed. It shall be the duty of a Participant to inform the Employing Company of his eligibility to participate in any such health plan.

                           (iv) Except as otherwise provided in Section 3.3
                  hereof, regardless of whether a Participant elects the extended coverage described in Section 3.2(a) hereof, the Employing Company shall pay to each Participant a cash amount equal to the Employing Company's and the Participant's cost of premiums for three (3) years of coverage under the Group Health Plan and Group Life Insurance Plan, as such Plans were in effect as of the date of the Change in Control.

                  (d) Stock Option Vesting. The provisions of this Section 3.2(d) shall apply to any Participant who, as of the date of the Change in Control, was a participant in the Omnibus Plan, the defined terms of which are incorporated in this Section 3.2(d) by reference.

                           (i) Any of the Participant's Options and Stock
                  Appreciation Rights outstanding as of the Termination Date which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, that in the case of a Participant holding a Stock Appreciation Right who is subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable at such time if such actions would result in liability to the Participant under
                  Section 16(b) of the Exchange Act, provided further that any such actions not taken as a result of the rules under Section 16(b) of the Exchange Act shall be effected as of the first date that such activity would no longer result in liability under Section 16(b) of the Exchange Act.

                           (ii) The restrictions and deferral limitations
                  applicable to any of the Participant's Restricted Stock and Restricted Stock Units as of the Termination Date shall lapse, and such Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

                  (e) Performance Pay Program. The provisions of this Section 3.2(e) shall apply to any Participant who, as of the date of the Change in Control, was a participant in the Performance Pay Program, the defined terms of which are incorporated in this Section 3.2(e) by reference. Provided the Participant is not entitled to a Cash-Based Award under the PPP, if the PPP is in place as of the Participant's Termination Date and to the extent the Participant is entitled to participate therein, the Participant shall be entitled to receive cash in an amount equal to a prorated payout of his Cash-Based Award under the PPP for the performance period in which the Termination Date shall have occurred, at target performance under the PPP and prorated by the number of months which have passed since the beginning of the performance period until the Termination Date.

                  (f) Performance Dividend Program. The provisions of this
         Section 3.2(f) shall apply to any Participant who, as of the date of the Change in Control, was a participant in the Performance Dividend Program, the defined terms of which are incorporated in this Section 3.2(f) by reference. Provided the Participant is not entitled to a Cash-Based Award under the PDP, if the PDP is in place through the Participant's Termination Date and to the extent the Participant is entitled to participate therein, the Participant shall be entitled to receive cash for each such Cash-Based Award under the PDP held as of such date based on a payout percentage of 50% under the PDP for the performance period in which the Termination Date shall have occurred, and the annual dividend declared prior to the Termination Date.

                  (g) Other Short Term Incentives Under the Omnibus Plan. The provisions of this Section 3.2(g) shall apply to any Participant who, as of the date of the Change in Control is entitled to a Performance Unit or Performance Share award under the Omnibus Plan. Provided the Participant is not otherwise entitled to a Performance Unit/Share award under the Omnibus Plan, the Participant shall be entitled to receive cash in an amount equal to a prorated payout of the value of his Performance Units and/or Performance Shares for the performance period in which the Termination Date shall have occurred, at target performance and prorated by the number of months which have passed since the beginning of the performance period until the Termination Date.

                  (h) Other Short-Term Incentive Plans. The provisions of this
         Section 3.2(h) shall apply to any Participant who, as of the date of the Change in Control, is a participant in any other "short term incentive compensation plan" not otherwise previously referred to in this Section 3.2. Provided the Participant is not otherwise entitled to a plan payout under any change in control provisions of such plans, if the "short term incentive compensation plan" is in place through the Participant's Termination Date and to the extent the Participant is entitled to participate therein, the Participant shall be entitled to receive cash in an amount equal to his award under his respective Employing Company's "short term incentive compensation plan" for the annual performance period in which the Termination Date shall have occurred, at the Participant's target performance level and prorated by the number of months which have passed since the beginning of the annual performance period until the Termination Date. For purposes of this Section 3.2(h), the term "short term incentive compensation plan" shall mean any incentive compensation plan or arrangement adopted in writing by an Employing Company which provides for annual, recurring compensatory bonuses to participants based upon articulated performance criteria, and which have been identified by the Board of Directors and listed on Exhibit B hereto, which may be amended from time to time to reflect plan additions, terminations and amendments.

         3.3 Coordination with Retiree Medical and Life Insurance Coverage. Notwithstanding anything to the contrary above, any Participant who is otherwise eligible to retire pursuant to the terms of the Pension Plan shall be deemed to have retired for purposes of all employee benefit plans sponsored by the Employing Company of which the Participant is a participant. A Participant who is deemed to have retired in accordance with the preceding sentence shall not be eligible to receive the benefits described in Section 3.2(c) hereof if, upon his Termination Date, such Participant becomes eligible to receive the retiree medical and life insurance coverage provided to certain retirees pursuant to the terms of the Pension Plan, the Group Health Plan and the Group Life Insurance Plan.

         3.4 Payment of Benefits. The amounts due a Participant under Sections 3.2(b) and (c) hereof shall be payable in one (1) lump sum payment as soon as administratively practicable within thirty (30) days of the later of the following to occur: (a) the Participant's Termination Date, or (b) the tender to the Employing Company by the Participant of an effective Waiver and Release in the form of Exhibit A attached hereto and the expiration of any applicable revocation period for such waiver. In the event of a dispute with respect to liability or amount of any benefit due hereunder, an effective Waiver and Release shall be tendered at the time of final resolution of any such dispute when payment is tendered by the Employing Company.

         3.5 Benefits in the Event of Death. In the event of the Participant's death prior to the payment of all benefits due under this Article 3, the Participant's estate shall be entitled to receive as due any amounts not yet paid under this Article 3 upon the tender by the executor or administrator of the estate of an effective Waiver and Release.

         3.6 Legal Fees. In the event of a dispute between a Participant and his Employing Company with regard to any amounts due hereunder, if any material issue in such dispute is finally resolved in the Participant's favor, his Employing Company shall reimburse the Participant's legal fees incurred with respect to all issues in such dispute in an amount not to exceed fifty thousand dollars ($50,000).

         3.7 No Mitigation. A Participant who receives benefits under Section
3.2 of this Plan shall have no duty or obligation to seek other employment following his Termination Date and, except as otherwise provided in Subsection 3.1(d) hereof, the amounts due a Participant hereunder shall not be reduced or suspended if such Participant accepts such subsequent employment.

         3.8 Non-qualified Retirement and Deferred Compensation Plans. Subsequent to a Change in Control, any claims by a Participant for benefits under any of the Company's non-qualified retirement or deferred compensation plans shall be resolved through binding arbitration in accordance with the procedures and provisions set forth in Article 5 hereof and if any material issue in such dispute is finally resolved in the Participant's favor, the Company shall reimburse the Participant's legal fees in the manner provided in
Section 3.6 hereof.

ARTICLE IV                                                - ADMINISTRATION

         4.1 Administrative Duties. Except as otherwise provided herein, the Compensation Committee shall be responsible for the general administration of the Plan and may appoint other persons or entities to perform or assist in the performance of any of its duties, subject to its review and approval. The Compensation Committee shall have the right to remove any such appointee from his position without cause upon notice.

ARTICLE V                                                   - ARBITRATION

         5.1 General. Any dispute, controversy or claim arising out of or relating to the Company's obligations to pay severance benefits under this Plan, or the breach thereof, shall be settled and resolved solely by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") except as otherwise provided herein. The arbitration shall be the sole and exclusive forum for resolution of any such claim for severance benefits and the arbitrators' award shall be final and binding. The provisions of this Article 5 are not intended to apply to any other disputes, claims or controversies arising out of or relating to a Participant's employment by an Employing Company or the termination thereof.

         5.2 Demand for Arbitration. Arbitration shall be initiated by serving a written notice of demand for arbitration to the Participant, in the case of an Employing Company, or to the Compensation Committee, in the case of a Participant.

         5.3 Law and Venue. The arbitrators shall apply the laws of the State of Georgia, except to the extent pre-empted by federal law, excluding any law which would require the use of the law of another state. The arbitration shall be held in Atlanta, Georgia.

         5.4 Appointment of Arbitrators. Arbitrators shall be appointed within fifteen (15) business days following service of the demand for arbitration. The number of arbitrators shall be three. One arbitrator shall be appointed by the Participant, one arbitrator shall be appointed by the Employing Company, and the two arbitrators shall appoint a third. If the arbitrators cannot agree on a third arbitrator within thirty (30) business days after the service of demand for arbitration, the third arbitrator shall be selected by the AAA.

         5.5 Costs. The arbitration filing fee shall be paid by the Participant. All other costs of arbitration shall be borne equally by the Participant and his Employing Company, provided, however, that such Employing Company shall reimburse such fees and costs in the event any material issue in such dispute is finally resolved in the Participant's favor and the Participant is reimbursed legal fees under Section 3.6 hereof.

         5.6 Interim and Injunctive Relief. Nothing in this Article 5 is intended to preclude, upon application of either party, any court having jurisdiction from issuing and enforcing in any lawful manner such temporary restraining orders, preliminary injunctions, and other interim measures of relief as may be necessary to prevent harm to either party's interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Article 5 and nothing herein is intended to prevent any court from entering and enforcing in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Article 5.

ARTICLE VI                                                 - MISCELLANEOUS

         6.1 Funding of Benefits. Unless the Board of Directors shall in its discretion determine otherwise, the benefits payable to a Participant under the Plan shall not be funded in any manner and shall be paid by the Employing Companies out of their general assets, which assets are subject to the claims of the Employing Companies' creditors.

         6.2 Withholding. There shall be deducted from the payment of any benefit due under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employing Companies to such governmental authority for the account of the Participant entitled to such payment.

         6.3 Assignment. No Participant or beneficiary shall have any rights to sell, assign, transfer, encumber, or otherwise convey the right to receive the payment of any benefit due hereunder, which payment and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to do so shall be null and void and of no effect.

         6.4 Amendment and Termination. The Plan may be amended or terminated at any time by the Board of Directors; provided, however, that any material amendment or termination of the Plan shall not be effective unless approved by the Compensation Committee upon a recommendation by the Chief Executive Officer of Southern. Notwithstanding the above, no amendment or termination of the Plan shall be effective if such amendment or termination is made or is effective within six (6) months of a Preliminary Change in Control unless such amendment has the effect of increasing benefits to Participants under the Plan or is determined by the Board of Directors to be immaterial.

         6.5 Construction. The Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent not preempted by federal law, disregarding any provision of law which would require the application of the law of another state.

         IN WITNESS WHEREOF, this Southern Company Senior Executive Change in Control Severance Plan has been executed by the Company through its duly authorized officers, this 16th day of May, 2003, to be effective as provided herein.

                                        SOUTHERN COMPANY SERVICES, INC.

                                    By:      /s/Ellen N. Lindemann
                                       Ellen Lindemann, Senior Vice President

                                    Exhibit A

                        SOUTHERN COMPANY SENIOR EXECUTIVE
                                CHANGE IN CONTROL
                                 SEVERANCE PLAN

                               Waiver and Release

         I understand that I am entitled to receive the Severance Benefits described in Article 3 of the Southern Company Senior Executive Change in Control Severance Plan (the "Plan") if I execute this Waiver and Release ("Waiver"). I understand that the benefits I have elected to receive under the Plan are in excess of those I would have received from ________________________ (the "Company") if I had not elected to participate in the Plan and sign this Waiver.

         I recognize that I may have a claim against the Company under the Civil Rights Act of 1964 and 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act or other federal, state and local laws.

         In exchange for the benefits I elect to receive, I hereby irrevocably waive and release all claims, of any kind whatsoever, whether known or unknown in connection with any claim which I ever had, may have, or now have against The Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Communication Services, Inc. d/b/a Southern LINC, Southern Company Services, Inc., Southern Company Energy Solutions, L.L.C., Southern Nuclear Operating Company, Inc., Southern Telecom, Inc., Southern Company Management Development, Inc., and other direct or indirect (current and former) subsidiaries of The Southern Company and their past, present and future officers, directors, employees, agents and attorneys. Nothing in this Waiver shall be construed to release claims or causes of action under the Age Discrimination in Employment Act which arise out of events occurring after the execution date of this Waiver.

         In further exchange for the benefits I elect to receive, I understand and agree that I will respect the proprietary and confidential nature of any information I have obtained in the course of my service with the Company or any subsidiary or affiliate of The Southern Company. I understand and agree that I am obligated to keep confidential and not disclose the terms of this Waiver, including, but not limited to, the benefits under this Plan, except to my attorneys, financial advisors, or except where such disclosure is required by law. However, nothing in this Waiver shall prohibit me from engaging in protected activities under applicable law or from communicating, either voluntary or otherwise, with any governmental agency concerning any potential violation of the law.

         In signing this Waiver, I am not releasing claims to any vested or accrued benefits that I have under any workers' compensation laws or any retirement plan or welfare benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is sponsored by or adopted by the Company and/or any of its direct or indirect subsidiaries; however, I understand and acknowledge that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

         In signing this Waiver, I realize that I am waiving and releasing, among other things, any claims to benefits under any and all bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company except for programs specifically designed for participants in the Plan.

         Notwithstanding anything in this Waiver to the contrary, I understand that the Company is not discouraging or prohibiting me from engaging in any protected activity described in Section 211 of the Energy Reorganization Act.

         I have been encouraged and advised in writing to seek advice from anyone of my choosing regarding this Waiver, including my attorney, and my accountant or tax advisor. Prior to signing this Waiver, I have been given the opportunity and sufficient time to seek such advice, and I fully understand the meaning and contents of this Waiver.

         I understand that I may take up to forty-five (45) calendar days to consider whether or not I desire to enter this Waiver. I was not coerced, threatened or otherwise forced to sign this Waiver. I have made my choice to sign this Waiver voluntarily and of my own free will.

         I understand that I may revoke this Waiver at any time during the seven
(7) calendar day period after I sign and deliver this Waiver to the Company. If I revoke this Waiver, I must do so in writing delivered to the Company. I understand that this Waiver is not effective until the expiration of this seven
(7) calendar day revocation period. I understand that upon the expiration of such seven (7) calendar day revocation period this entire Waiver will be binding upon me and will be irrevocable.

         I understand that by signing this Waiver I am giving up rights I may have. I understand I do not have to sign this Waiver.

         IN WITNESS WHEREOF, the undersigned hereby executes this Waiver this _______ day of _________, in the year ______.

                                                   Employee's signature


                                                 Employee's printed name


         Acknowledged and Accepted by the Compensation Committee of the Southern Company Senior Executive Change in Control Severance Plan.

By:
         -----------------------------------
Date:
         -----------------------------------

                             Attachment to Exhibit A

TO: All Eligible Employees under the Southern Company Senior Executive Change in Control Severance Plan

FROM:    _____________________

RE:      ADEA Information Notice

DATE:    _____________________


         A severance plan known as the Southern Company Senior Executive Change in Control Severance Plan ("Plan") has been approved and established by The Southern Company, its affiliates and its direct and indirect subsidiaries (collectively the "Company"). You are eligible to participate in the Plan subject to the terms of the Plan. In accordance with the Age Discrimination in Employment Act ("ADEA"), the Company is providing you the following information pertaining to eligibility and participation in the Plan. This information, in conjunction with the information provided in the Plan, should allow you to make an informed decision concerning your options under the Plan.

         The purpose of the Plan is to provide benefits to certain key executive employees of The Southern Company and certain subsidiaries of The Southern Company and its subsidiaries ("Employing Companies") whose employment is terminated subsequent to a change in control of The Southern Company or their respective Employing Company. You are eligible to participate in the Plan because your employment has been terminated under the terms of the Plan.

         All eligible employees may receive severance benefits under the Plan by signing a Waiver and Release no later than 45 calendar days from the date it is received. The Waiver and Release will remain revocable by you for a seven day period after you sign it.

         Attached is a list sorted by job title and age of each employee eligible to participate in the Plan as well as a list of the ages of all employees in the same job classification who are not eligible to participate in the Plan.

         In furtherance of you making an informed decision, the Company urges you to seek a financial advisor, legal counsel and a qualified tax advisor to assist you in fully understanding your rights and benefits under the plan and the Waiver and Release that you will be required to sign to receive severance benefits under the Plan.

         If you have any questions or need additional information, please call
me at                .

Sincerely,

----------------------
[Name]
----------------------
[Title]

                             ADEA INFORMATION NOTICE



---------------------------------- --------------------------------------------- -------------------------------------
           Department                       Job Title, Classification                           Age of
                                        or Category of Eligible Employees                 Eligible Employees
---------------------------------- --------------------------------------------- -------------------------------------
---------------------------------- --------------------------------------------- -------------------------------------

---------------------------------- --------------------------------------------- -------------------------------------
---------------------------------- --------------------------------------------- -------------------------------------
List  department of each eligible  [List job classification,  title or category  [List   corresponding  age  of  each
employee                           of all eligible employees]                    eligible employee]
---------------------------------- --------------------------------------------- -------------------------------------



---------------------------------- --------------------------------------------- -------------------------------------
           Department                       Job Title, Classification                           Age of
                                       or Category of Ineligible Employees               Ineligible Employees
---------------------------------- --------------------------------------------- -------------------------------------
---------------------------------- --------------------------------------------- -------------------------------------

---------------------------------- --------------------------------------------- -------------------------------------
---------------------------------- --------------------------------------------- -------------------------------------
List     department    of    each  [List job classification,  title or category  [List   corresponding  age  of  each
ineligible employee                of all ineligible employees]                  ineligible employee]
---------------------------------- --------------------------------------------- -------------------------------------


                                    Exhibit B

                                SOUTHERN COMPANY
                           EXECUTIVE CHANGE IN CONTROL
                                 SEVERANCE PLAN

                     Short Term Incentive Compensation Plans